SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2004

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road

Naples, Florida 34110

(address of principal executive offices)

Registrant’s telephone number: (239) 254-2100

ITEM 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1 Press Release (solely furnished and not filed for purposes of Item 12).

ITEM 12.	Results of Operation and Financial Condition

On May 12, 2004, Bancshares of Florida, Inc. issued a press release announcing the filing on May 11, 2004 of a Form SB-2 Registration Statement with the Securities and Exchange Commission in connection with a 1.250 million common share offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Date: May 12, 2004

Bancshares of Florida, Inc. (Registrant)

By:	/s/ David G. Wallace

Principal Financial Officer